Exhibit 10.22

EXECUTION VERSION

THIS NOTE AND THE SHARES OF COMMON STOCK ACQUIRABLE ON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

non-negotiable secured
CONVERTIBLE subordinated PROMISSORY NOTE

$3,300,000	Dated: December 3, 2012

FOR VALUE RECEIVED, the undersigned, VERITEQ ACQUISITION CORPORATION (d/b/a VERITEQ CORPORATION), a Florida corporation (the “Company”), promises to pay to SNC HOLDINGS CORP., a Delaware corporation (the “Holder”), in lawful money of the United States of America, the principal amount of Three Million Three Hundred Thousand Dollars ($3,300,000) (the “Principal Amount”), without interest, on November 30, 2014 (the “Maturity Date”).

This Note has been executed and delivered pursuant to that certain Asset Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), between the Company and Holder, the terms and conditions which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Purchase Agreement.

1.            Payments.

(a)     Interest. The Principal Amount shall bear no interest from this date until paid.

(b)     Manner of Payment. Unless otherwise agreed to in writing by Holder, all payments on this Note shall be made by wire transfer of immediately available funds to an account designated by Holder in writing. If any payment on this Note is due on a day which is not a Business Day (defined below), such payment shall be due on the next succeeding Business Day. “Business Day” means any day other than a Saturday, Sunday or legal holiday in the State of New York.

(c)     Prepayments at the Option of the Company. This Note may, at the option of the Company and upon at least five (5) Business Days’ written notice to Holder, be prepaid in whole or in part, at any time and from time to time, without premium or penalty; provided, that upon receipt of any such notice of prepayment, Holder shall have the right prior to such prepayment to effectuate an Optional Conversion (as hereinafter defined) of such portion of the Principal Amount subject to prepayment by delivering an Optional Conversion Notice (as hereinafter defined) to the Company prior to the date of such prepayment. Any prepayments made under this Section 1(c) shall reduce the then outstanding Principal Amount by the amount of such prepayment.

(d)     Mandatory Prepayment Upon Debt Financing. The Company shall be required one time to prepay One Hundred Thousand Dollars ($100,000) of the then outstanding Principal Amount of this Note upon the consummation of any debt financing, in a single or series of related transactions, yielding aggregate net proceeds to the Company of at least One Million Five Hundred Thousand Dollars ($1,500,000). Any prepayments made under this Section 1(d) shall reduce the then outstanding Principal Amount by the amount of such prepayment.

(e)     Prepayment at the Option of Holder Upon Equity Financing. Within five (5) Business Days of the consummation of any equity or equity-related financing (including debt convertible into equity but excluding any debt financing referred to in Section 1(d) above), in a single or series of related transactions, yielding aggregate net proceeds to the Company of at least Three Million Dollars ($3,000,000), the Company shall provide written notice thereof to Holder, and Holder thereafter shall have the right, but not the obligation, to require the Company to prepay up to One Million Dollars ($1,000,000) of the then outstanding Principal Amount of this Note. Holder shall exercise this right by providing written notice to the Company within five (5) Business Days of receipt of the Company’s notice of such consummation, after which this right shall terminate and become null and void. Any prepayments made under this Section 1(e) shall reduce the then outstanding Principal Amount by the amount of such prepayment.

(f)     Prepayment at the Option of Holder Upon Public Liquidity Event. The Company shall be required to prepay the then outstanding Principal Amount of this Note upon the consummation of any Public Liquidity Event (as hereinafter defined) to the extent that Holder has not otherwise exercised its right to a Mandatory Conversion (as hereinafter defined) hereunder. The Company shall use commercially reasonable efforts to notify Holder of a potential Public Liquidity Event at least thirty (30) days prior to the consummation thereof, subject to Holder agreeing to keep such information confidential.

(g)     Right of Set-Off. The Company shall have the right to withhold and set-off against any amount due hereunder, the amount of any claim for Damages to which the Company may be entitled under the Purchase Agreement pursuant to Section 6.02 thereof. Any set-off against this Note, whenever made, shall reduce the then outstanding Principal Amount of this Note.

2.            Pledged Collateral; Non-Recourse Obligations. This Note is secured by the Pledged Collateral identified under that certain Security Agreement dated as of the date hereof between the Company and Holder, together with the UCC financing statements and other filings contemplated thereby (collectively, as the same may be amended or modified in accordance with their terms, the “Security Documents”). Notwithstanding anything to the contrary stated herein, Holder agrees that for payment under this Note it will look solely to the aforesaid collateral under the Security Documents or such other collateral, if any, it may now or hereafter be given to secure the payment of this Note, and unless the Company disposes of any of the Pledged Collateral prior to the repayment or conversion of the Note (in which case other assets of the Company may be subject to securing the obligations under the Note in accordance with the Security Documents), no other assets of the Company or its Affiliates shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Holder, or for any payment required to be made under this Note.

3.            Defaults.

(a)     Events of Default. The occurrence and continuance of any one or more of the following events with respect to the Company shall constitute an event of default hereunder (“Event of Default”):

(i)       the Company fails to pay when due any amount owed on this Note and such failure continues for five (5) Business Days after Holder notifies the Company thereof in writing of such failure;

(ii)      the Company fails to perform or observe any other provision of this Note or of the Security Documents and such failure continues for thirty (30) Business Days after Holder notifies the Company thereof in writing of such failure;

(iii)     pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), the Company (i) commences a voluntary case or proceeding; (ii) is subject to an involuntary case that has not been stayed or dismissed after sixty (60) days; (iii) consents to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) makes an assignment for the benefit of its creditors; or (v) admits in writing its inability to pay its debts as they become due; or

(iv)     a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for the Company or substantially all of the Company’s properties, or (iii) orders the liquidation of the Company, and in each case the order or decree is not dismissed within 60 Business Days.

(b)     Notice by Holder. Upon the occurrence of an Event of Default (unless waived in writing by Holder), (i) in the case of Section 3(a)(i), above, upon delivery of the written notice by Holder to the Company required thereunder and (ii) in the case of Sections 3(a)(ii) through 3(a)(iv), automatically, the entire unpaid Principal Amount of this Note shall immediately become due and payable regardless of any prior forbearance and the Holder may exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from the Company all sums due under this Note. The Company shall pay all reasonable costs and expenses incurred by or on behalf of Holder in connection with Holder’s exercise of any or all of its rights and remedies under this Note, including, without limitation, reasonable attorneys’ fees and disbursements.

4.            Conversion Rights.

(a)     Optional Conversion. At any time and from time to time prior to the Maturity Date, at the option of Holder in its sole discretion, all or any portion of the then outstanding Principal Amount of this Note may be converted (an “Optional Conversion”) into a number of Shares (the “Conversion Shares”) equal to the then applicable Conversion Amount. Notwithstanding the foregoing, provided that the Company furnishes to Holder written notice stating that the Company is in the process of raising equity (or equity-related) capital (at least ten (10) Business Days in advance of the initial marketing thereof), then Holder shall not be entitled to effectuate an Optional Conversion during the period commencing three (3) Business Days following receipt of such notice and ending on the earlier of (x) ninety (90) days thereafter or (y) the closing of such capital raise.

(b)     Mandatory Conversion. Unless and to the extent Holder requires mandatory prepayment of all or any portion of the then outstanding Principal Amount pursuant to Section 1(f) hereof, in the event of a contemplated Public Liquidity Event, Holder shall be given twenty (20) days prior notice in advance of the consummation of such Public Liquidity Event to decide on a partial or total conversion of the Note. Upon deciding such allocation, the portion of the Principal Amount of this Note selected for conversion shall be automatically converted (a “Mandatory Conversion” and together with an Optional Conversion, a “Conversion”) into a number of Conversion Shares equal to the then applicable Conversion Amount, and the remaining portion of the outstanding Principal Amount of this Note shall be paid in full. The Mandatory Conversion shall be effected by the Company applying the outstanding Principal Amount of this Note selected by Holder for conversion in full payment of the Conversion Shares to be issued in consequence thereof, and that application plus the repayment in cash of all remaining outstanding Principal Amount of the Note shall discharge the Company from all liability in respect of the entire then outstanding Principal Amount of this Note.

(c)     Mechanics and Effect of Conversion. Upon any Conversion of this Note pursuant to this Section 4, Holder shall surrender this Note at the principal office of the Company and, in the event of an exercise of its right of Optional Conversion, shall give written notice of such exercise, substantially in the form of Exhibit A attached hereto (the “Optional Conversion Notice”), to the Company at such office. Such Optional Conversion shall be deemed to have been effected at the close of business on the date on which such Optional Conversion Notice, duly completed and executed, shall have been given as aforesaid, at which time such portion of the Principal Amount as is subject to such Optional Conversion shall be applied by the Company in full payment of the Conversion Shares to be issued in consequence of such Conversion and that application shall discharge the Company from all liability in respect of such portion of the Principal Amount so converted, and Holder shall be deemed for all purposes to have become the holder of record of the Conversion Shares as of such date. A Mandatory Conversion shall be deemed to be effected immediately prior to the applicable Public Liquidity Event and Holder shall be deemed for all purposes to have become the holder of record of the Conversion Shares as of such date. As promptly as reasonably practicable after a Conversion, the Company, at its expense, shall deliver to Holder (i) a certificate or certificates for the number of Conversion Shares to which such Holder is entitled upon such Conversion, and (ii) if such Conversion was not for the entire then outstanding Principal Amount, a new note, in form and substance identical to this Note, for the remaining outstanding Principal Amount.

(d)     Effect of Conversion or Repayment in Full of Note. Upon conversion in full or repayment in full of this Note by the Company, this Note shall be cancelled and the Holder shall no longer have any rights under this Note.

(e)     Notice of Adjustment. Upon any Conversion, the Company shall deliver to Holder a written notice setting forth in reasonable detail the method and basis of calculation of the number of Conversion Shares issuable upon Conversion. The Company may retain a firm of public accountants which may be the firm regularly retained by the Company to make any computation required under this Section 4(e) and a certificate signed by such firm shall be conclusive evidence of the correctness of any computation made hereunder.

(f)     Definitions. As used in this Note, the following terms shall have the following meanings:

“Adjusted Principal Amount” shall mean the sum of (a) the Principal Amount plus (b) the aggregate amount of any mandatory prepayments pursuant to Section 1(d) (which shall never exceed $100,000 in the aggregate).

“Affiliate” means, with respect to any person, any person directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with such person.

“Family Members” means, with respect to Scott R. Silverman, any of his spouse, lineal ancestors, lineal descendants, legally adopted children, brothers or sisters, or lineal descendants or legally adopted children of his brothers or sisters.

“Conversion Amount” means, at any applicable date, a number of Shares issuable by the Company upon Conversion of this Note in an amount equal to (a)(i) such portion of the Adjusted Principal Amount of this Note as is subject to such Conversion, divided by (ii) the initial Principal Amount of this Note ($3,300,000), multiplied by (b)(i) one-third (33.33%) of the number of Shares beneficially owned in the aggregate by Scott R. Silverman, the Company’s Chairman and CEO, and his Affiliates and Family Members, at such time.

“Public Liquidity Event” means the first to occur of: (a) an initial public offering of the Shares pursuant to a prospectus, an effective registration statement or listing agreement in compliance with the laws, rules and regulations in such jurisdiction as may be determined by the Company to be the jurisdiction for the primary listing and trading of the Company’s securities, or (b) a merger or consolidation involving the Company in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation become, or are converted into or exchanged for shares of capital stock of the surviving or resulting entity that are or become, traded on a securities exchange or actively traded over-the-counter immediately following consummation thereof.

“Shares” means the shares of common stock, par value $0.01 per share, of the Company.

5.            Matters with Respect to the Shares.

(a)     Reservation of Common Stock. The Company shall at all times from and after this date reserve and keep available out of its authorized but unissued shares of Common Stock or its treasury shares, or otherwise, solely for the purpose of issuance upon Conversion of this Note, such number of shares of Common Stock as shall then be issuable upon the Conversion of this Note. The Company covenants that all shares of Common Stock which shall be so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges.

(b)     Issuance Taxes; Transfer Restrictions. The issuance of certificates for the Conversion Shares shall be made without charge to Holder for any issuance tax or other cost incurred by the Company in connection with such Conversion and the related issuance of such shares. Holder agrees that the Conversion Shares shall be subject to any and all restrictions on transfer (including appropriate legends) applicable to the Shares of the Company, and shall execute and deliver any and all stockholders or similar agreements in connection therewith upon the reasonable request of the Board of Directors of the Company without unreasonable delay.

(c)     Voting. Nothing contained in this Note shall be construed as conferring upon Holder the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders for the election of directors of the Company or any other matter.

6.            Representations and Warranties of Holder. The Holder by his acceptance hereof represents and warrants to the Company that he is acquiring the Note and any Conversion Shares for its own account for investment only and not with a view to distribution or resale. The Holder agrees not to sell or otherwise dispose of the Note or any Conversion Shares in violation of the provisions of the Securities Act of 1933, as amended (the “Act”). The Holder understands that the Note and the Conversion Shares have not been registered by reason of their issuance in a transaction exempt from the registration requirements of the Act and, accordingly, must be held indefinitely by it unless they are later transferred in transactions that are either registered under the Act or exempt from registration. The Holder understands that the Company is under no obligation to register the Note or the Conversion Shares under the Act or to file for or comply with an exemption from registration, and recognizes that exemptions from registration, in any case, are limited and may not be available when Holder may wish to sell, transfer or otherwise dispose of the Note or the Conversion Shares. The Holder understands that the certificate(s) representing the Conversion Shares will bear a legend to such effect. The Holder represents and warrants to the Company that he has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of receiving and holding this Note and is able to incur a complete loss of its investment and to bear the risk of such a loss for an indefinite period of time. The Holder understands that the Note and the Conversion Shares are a risky and speculative investment. The Holder acknowledges that the Company has given it access to the corporate records and accounts of the Company, has made its officers available for interview by it and has furnished it with all documents required by it to make an informed decision with regard to its investment in the Note and the Conversion Shares.

7.            Subordination, etc. From and after the later of the date the Company has (i) made the prepayment pursuant to Section 1(e) hereof or (ii) otherwise prepaid at least One Million Dollars ($1,000,000) of the original Principal Amount of this Note for any reason (the “Subordination Date”), the right of Holder to payment of all obligations evidenced by this Note (the “Subordinated Indebtedness”) is and shall be subordinated and junior in right only to the payment of all other indebtedness of the Company primarily incurred for the purpose of financing the operations and growth of the Company, whether existing as of the date hereof or incurred at any time thereafter (the “Senior Indebtedness”); provided, however, that such senior indebtedness to which the Subordinated Indebtedness shall be subordinated shall not include working capital debt and credit lines or other similar credit and debt facilities entered into in the ordinary course of business. In furtherance of this covenant, at any time on or after the Subordination Date, Holder agrees to execute and deliver one or more subordination agreements in favor of any holder of Senior Indebtedness upon the Company’s request.

8.              Waiver of Presentment, Etc. The Company hereby expressly waives presentment for payment, demand, notice of dishonor, protest and notice of protest. Acceptance by Holder of any payment that is less than the full amount then due and owing hereunder shall not constitute a waiver of Holder’s right to receive payment in full at such time or at any prior or subsequent time.

9.              Notices. Any notices required or permitted to be given hereunder shall be given in accordance with Section 7.02 of the Purchase Agreement.

10.            Transfers; Successors and Assigns. This Note shall be binding upon the Company and its successors and permitted assigns, and shall inure to the benefit of Holder and its successors and permitted assigns. This Note is non-negotiable and neither party may assign its rights or obligations hereunder without the prior written consent of the other party, except in connection with the sale of all or substantially all of the Company’s assets.

11.            Entire Agreement. This Agreement, the exhibits and schedules hereto and the other documents to be delivered hereunder constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

12.            Incorporation of other Provisions. Sections 7.01, 7.03, 7.04, 7.08, 7.09, 7.11, 7.12, 7.13, 7.14 and 7.15 of the Purchase Agreement are hereby incorporated by reference and made a part of this Agreement, mutatis mutandis, as if restated in full herein and without regard to whether the Purchase Agreement remains in effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Note to be executed as of the date first written above by their respective officers thereunto duly authorized.

VERITEQ ACQUISITION CORPORATION (d/b/a/ VERITEQ CORPORATION)

By:	/s/ Scott Silverman
Name: Scott Silverman
Title: CEO

SNC HOLDINGS CORP.

By:	/s/ J. Gelles
Name: J. Gelles
Title: President

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EXHIBIT A TO CONVERTIBLE NOTE

CONVERSION NOTICE

To: VeriTeQ Acquisition Corporation (d/b/a VeriTeQ Corporation)

            The undersigned registered holder of the attached Non-Negotiable Secured Convertible Subordinated Promissory Note dated as of November 30, 2012, originally executed by VeriTeQ Acquisition Corporation (d/b/a VeriTeQ Corporation), a Florida corporation (the “Company”), in favor of SNC Holdings Corp. (“Obligor”) (as amended, the “Note”) hereby irrevocably exercises the option to convert US$_________ of the Principal Amount outstanding under the Note into the Conversion Shares in accordance with the terms of the Note, and directs that the certificate(s) representing the Conversion Shares issuable and deliverable upon such Conversion be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used in this Conversion Notice and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Note.

Dated:

__________________________________

Signature(s)

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